                                                                   EXHIBIT 10.11

                           LOAN AND SECURITY AGREEMENT

         THIS LOAN AND SECURITY AGREEMENT (THIS "AGREEMENT") dated as of December 18, 2002, between SILICON VALLEY BANK, a California chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200,2221 Washington Street, Newton, Massachusetts 02462, doing business under the name "Silicon Valley East" ("Bank") and ALNYLAM PHARMACEUTICALS, INC., a Delaware corporation ("Borrower"), provides the terms on which Bank shall lend to Borrower and Borrower shall repay Bank. The parties agree as follows:

         1        ACCOUNTING AND OTHER TERMS

         Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP. The term "financial statements" includes any attached notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation," in this or any Loan Document. Capitalized terms in this Agreement shall have the meanings set forth in Section 13.

         2        LOAN AND TERMS OF PAYMENT

         2.1 PROMISE TO PAY. Borrower hereby unconditionally promises to pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions as and when due in accordance with this Agreement.

         2.1.1             VENTURE EQUIPMENT FACILITY.

                  (a) Subject to the terms and conditions of this Agreement, Bank agrees to lend to Borrower, from time to time prior to the Commitment Termination Date, equipment advances (each an "Equipment Advance" and collectively the "Equipment Advances") in an aggregate amount not to exceed the Equipment Line. When repaid, the Equipment Advances may not be re-borrowed. The proceeds of the Equipment Advances shall be used solely to reimburse Borrower for the purchase of Eligible Equipment purchased within ninety (90) days (determined based upon the applicable invoice date of such Eligible Equipment) of the Equipment Advance and to purchase new Eligible Equipment. Notwithstanding the foregoing, the initial Equipment Advance hereunder may be used to reimburse Borrower for Eligible Equipment purchased up to one hundred and eighty (180) days (determined based upon the applicable invoice date of such Eligible Equipment) of the Equipment Advance (the "Initial Advance"). Borrower shall deliver copies of the invoices for the Eligible Equipment financed by the Bank no later than July 31, 2003 and for any additional invoices for which Equipment Advances were made after July 31, 2003, no later than April 30, 2004. Bank's obligation to lend hereunder shall terminate on the earlier of (i) the occurrence and continuance of an Event of Default, or (ii) the Commitment Termination Date. For purposes of this Section, the minimum amount of each Equipment Advance is Fifty Thousand Dollars ($50,000.00). The Borrower may only request seven (7) Equipment Advances for the refinance of Equipment.

         (b) To obtain an Equipment Advance, Borrower shall deliver to Bank a completed supplement in substantially the form attached as EXHIBIT B ("Loan Supplement"), together with a UCC Financing Statement covering the Financed Equipment described on Annex A to the applicable Loan Supplement and such additional information as Bank may reasonably request at least five (5) Business Days before the proposed funding date (the "Funding Date"). On each Funding Date, Bank shall specify in the Loan Supplement for each Equipment Advance, the Basic Rate, and the Payment Dates. If Borrower satisfies the conditions of each Equipment Advance, Bank shall disburse such Equipment Advance by internal transfer to Borrower's deposit account with Bank. Each Equipment Advance may not exceed 100% of the Original Stated Cost of the Financed Equipment.

         2.1.2 UNDISBURSED CREDIT EXTENSIONS. The Bank's obligation to lend the undisbursed portion of the Obligations shall terminate if, in Bank's sole discretion, there has been a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospect of repayment of the Obligations, or there has been any material adverse deviation by Borrower from the most recent business plan (consisting of memos, copies of presentations and draft financial forecasts submitted to the Bank on or around July 2002) of Borrower presented to and accepted by Bank prior to the execution of this Agreement.

         2.2      INTEREST RATE; PAYMENTS.

                  (a) Principal and Interest Payments On Payment Dates. Borrower shall repay each Equipment Advance pursuant to the terms set forth in the corresponding Loan Supplement. For each Equipment Advance, Borrower shall make equal monthly payments of principal and interest, in advance, calculated by the Bank based upon: (1) the amount of the Equipment Advance, (2) the Basic Rate, and (3) an amortization schedule equal to the Repayment Period (individually, the "Scheduled Payment", and collectively, "Scheduled Payments"), on the first Business Day of the month following the month in which the Funding Date occurs (or commencing on the Funding Date if the Funding Date is the first Business Day of the month) with respect to such Equipment Advance and continuing thereafter during the Repayment Period on the first Business Day of each successive calendar month (each a "Payment Date"). All unpaid principal and accrued interest is due and payable in full on the last Payment Date with respect to such Equipment Advance. Payments received after 12:00 noon Eastern time are considered received at the opening of business on the next Business Day. An Equipment Advance may only be prepaid in accordance with Sections 2.2(e) and 2.2(g).

                  (b) Interest Rate. Borrower shall pay interest on each Payment Date on the unpaid principal amount of each Equipment Advance until the Equipment Advance has been paid in full, fixed at the per annum rate of interest equal to the Basic Rate determined by Bank as of the Funding Date for each Equipment Advance in accordance with the definition of the Basic Rate. Any amounts outstanding during the continuance of an Event of Default shall bear interest at a per annum rate equal to the Basic Rate plus five percent (5%)(the "Default Rate").

                  (c) Interim Payment. In addition to the Scheduled Payments, on the Funding Date for each Equipment Advance (unless the Funding Date is the first Business Day of the month) Borrower shall pay to the Bank, an amount (the "Interim Payment") equal to (i) the subject Equipment Advance multiplied by (ii) the sum of the Prime Rate plus Two Percent (2%), divided by
(iii) 360 days and then multiplied by (iv) the number of days from the actual Funding Date of the Equipment Advance until the first day of the month following such Equipment Advance.

                  (d) Final Payment. On the Maturity Date with respect to each Equipment Advance, Borrower shall pay, in addition to the unpaid principal and accrued interest and all other amounts due on such date with respect to such Equipment Advance, an amount equal to the Final Payment.

                  (e) Prepayment Upon an Event of Loss. If any Financed Equipment is subject to an Event of Loss and Borrower is required to or elects to prepay the Equipment Advance with respect to such Financed Equipment pursuant to Section 6.8, then such Equipment Advance shall be prepaid to the extent and in the manner provided in such section.

                  (f) Mandatory Prepayment Upon an Acceleration. If the Equipment Advances are accelerated following the occurrence of an Event of Default or otherwise, Borrower shall immediately pay to Bank an amount equal to the sum of: (i) all outstanding principal plus accrued interest, (ii) the Final Payment plus (iii) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.

                  (g) Permitted Prepayment of Loans. Borrower shall have the option to prepay all, but not less than all, of the Equipment Advances advanced by Bank under this Agreement, provided Borrower (i) provides written notice to Bank of its election to prepay the Equipment Advances at least thirty
(30) days prior to such prepayment, and (ii) pays, on the date of such prepayment (A) all outstanding principal plus accrued interest, (B) the Final Payment plus (C) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.

                  (h) Debit of Accounts. Bank may debit any of Borrower's deposit accounts including Account Number 3300339977 for principal and interest payments or any amounts Borrower owes Bank. Bank shall promptly notify Borrower when it debits Borrower's accounts. These debits are not a set-off.

         2.3      FEES. Borrower shall pay to Bank:

                  (a)      Final Payment. The Final Payment; and

                  (b) Bank Expenses. All Bank Expenses (including reasonable attorneys' fees and expenses incurred through and after the Closing
Date) when due.

         2.4 ADDITIONAL COSTS. If any new law or regulation increases Bank's costs or reduces its income for any loan, Borrower shall pay the increase in cost or reduction in income or additional expense; provided, however, that Borrower shall not be liable for any amount attributable to any period before 180 days prior to the date Bank notifies Borrower of such increased costs. Bank agrees that it shall allocate any increased costs among its customers similarly affected in good faith and in a manner consistent with Bank's customary practice.

         3.       CONDITIONS OF LOANS

         3.1 CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSION. The Bank's obligation to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

                  (a)      this Agreement;

                  (b) a certificate of the Secretary of Borrower with respect to articles, bylaws, incumbency and resolutions authorizing the execution and delivery of this Agreement;

                  (c)      Negative Pledge Agreement covering Intellectual
         Property;

                  (d) a legal opinion of Borrower's counsel, in form and substance acceptable to Bank;

                  (e)      Warrant to Purchase Stock;

                  (f)      financing statements (Forms UCC-1);

                  (g) Account Control Agreement/ Investment Account Control Agreement

                  (h)      insurance certificate;

                  (i) payment of the fees and Bank Expenses then due specified in Section 2.4 hereof;

                  (j)      Certificate of Foreign Qualification (if applicable);

                  (k)      Certificate of Good Standing/Legal Existence; and

                  (l) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

         3.2 CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS. Bank's obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

                  (a) timely receipt of a completed Loan Supplement and UCC financing statement covering the Financed Equipment described on Annex A to the Loan Supplement;

                  (b) except for representations and warranties applicable to a specific date, the representations and warranties in Section 5 must be materially true on the date of the Loan Supplement and on the effective date of each Credit Extension and no Event of Default shall have occurred and be continuing as of such effective date, or result from the Credit Extension. Each Credit Extension is Borrower's representation and warranty on that date that the representations and warranties in Section 5 remain true (except for representations and warranties applicable to a specific date);

                  (c) the Bank shall have the opportunity to confirm that upon filing the UCC-1 financing statement covering the Equipment described on the Loan Supplement, that the Bank shall have a first perfected security interest in such Equipment; and

                  (d) for Credit Extensions requested after July 31, 2003, confirmation by the Bank that the Remaining Months Liquidity Event has occurred.

         4        CREATION OF SECURITY INTEREST

         4.1 GRANT OF SECURITY INTEREST. Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations and the performance of each of Borrower's duties under the Loan Documents, a continuing security interest in, and pledges and assigns to the Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Borrower warrants and represents that the security interest granted herein shall be a first priority security interest in the Collateral. After the occurrence of an Event of Default that remains outstanding, Bank may place a "hold" on any deposit account pledged as Collateral.

Except as noted on the Perfection Certificate, Borrower is not a party to, nor is bound by, any license or other agreement with respect to which the Borrower is the licensee that prohibits or otherwise restricts Borrower from granting a security interest in Borrower's interest in such license or agreement or any other property. Without prior consent from Bank, Borrower shall not enter into, or become bound by, any such license or agreement which is reasonably likely to have a material impact on Borrower's business or financial condition. Borrower shall take such steps as Bank reasonably requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for all such licenses or contract rights to be deemed "Collateral" and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such license or agreement, whether now existing or entered into in the future.

Borrower agrees that any disposition of the Collateral in violation of this Agreement, by either the Borrower or any other Person, shall be deemed to violate the rights of the Bank under the Code. If the Agreement is terminated, Bank's lien and security interest in the Collateral shall continue until Borrower fully satisfies its Obligations. If Borrower shall at any time, acquire a commercial tort claim, Borrower shall promptly notify Bank in a writing signed by Borrower of the brief details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Bank.

         4.2 AUTHORIZATION TO FILE FINANCING STATEMENTS. Borrower hereby authorizes Bank to file financing statements, without notice to Borrower, with all appropriate jurisdictions in order to perfect or protect Bank's interest or rights hereunder.

         5        REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants as follows:

         5.1 DUE ORGANIZATION AND AUTHORIZATION. Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to cause a Material Adverse Change. In connection with this Agreement, the Borrower delivered to the Bank a certificate signed by the Borrower and entitled "Perfection Certificate". The Borrower represents and warrants to the Bank that:
(a) the Borrower's exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; and (b) the Borrower is an organization of the type, and is organized in the jurisdiction, set forth in the Perfection Certificate; and (c) the Perfection Certificate accurately sets forth the Borrower's organizational identification number or accurately states that the Borrower has none; and (d) the Perfection Certificate accurately sets forth the Borrower's place of business, or, if more than one, its chief executive office as well as the Borrower's mailing address if different, and (e) all other information set forth on the Perfection Certificate pertaining to the Borrower is accurate and complete. If the Borrower does not now have an organizational identification number, but later obtains one, Borrower shall forthwith notify the Bank of such organizational identification number.

         The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's organizational documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

         5.2 COLLATERAL. Borrower has good title to the Collateral, free of Liens except Permitted Liens. Borrower has no deposit account, other than the deposit accounts with Bank and deposit accounts described in the Perfection Certificate delivered to the Bank in connection herewith. The Accounts are bona fide, existing obligations, and the service or property has been performed or delivered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor. The Collateral is not in the possession of any third party bailee (such as a warehouse). Except as hereafter disclosed to the Bank in writing by Borrower, none of the components of the Collateral shall be maintained at locations other than as provided in the Perfection Certificate. In the event that Borrower, after the date hereof, intends to store or otherwise deliver any portion of the Collateral to a bailee, then Borrower will first receive the written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank. All Inventory is in all material respects of good and marketable quality, free from material defects. Borrower is the sole owner or licensee of the Intellectual Property. Each patent is valid and enforceable and no part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property violates the rights of any third party except to the extent such claim could not reasonably be expected to cause a Material Adverse Change.

         5.3 LITIGATION. Except as shown in the Perfection Certificate, there are no actions or proceedings pending or, to the knowledge of Borrower's Responsible Officers, threatened by or against Borrower or any Subsidiary in which an adverse decision could reasonably be expected to cause a Material Adverse Change.

         5.4 NO MATERIAL DEVIATION IN FINANCIAL STATEMENTS. All consolidated financial statements for Borrower and any Subsidiary delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

         5.5 SOLVENCY. The fair salable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

         5.6 REGULATORY COMPLIANCE. Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of

Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted except where the failure to make such declarations, notices or filings would not reasonably be expected to cause a Material Adverse Change.

         5.7 SUBSIDIARIES. Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

         5.8 FULL DISCLOSURE. No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank taken together with all such written certificates and written statements given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

         6        AFFIRMATIVE COVENANTS

         Borrower shall do all of the following:

         6.1 GOVERNMENT COMPLIANCE. Borrower shall maintain its and all Subsidiaries' legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Borrower's business or operations. Borrower shall comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change.

         6.2      Financial Statements, Reports, Certificates.

                  (a) Borrower shall deliver to Bank: (i) as soon as available, but no later than thirty(30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during the period certified by a Responsible Officer and in a form acceptable to Bank; (ii) as soon as available, but no later than one hundred and eighty (180) days (for the 2002 fiscal year, and one hundred and twenty (120) days for each fiscal year thereafter) after the last day of Borrower's fiscal year, audited (except for fiscal year 2002) consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank;
(iii) in the event that the Borrower's stock becomes publicly held, within five
(5) days of filing, copies of all statements, reports and notices made available to Borrower's security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission; (iv) a prompt report of any legal actions pending or overtly threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of Two Hundred Thousand Dollars ($200,000.00) or more; and (v) other financial information reasonably requested by Bank.

                  (b) Borrower shall also deliver to Bank with the monthly and annual financial statements a Compliance Certificate signed by a Responsible Officer in the form of EXHIBIT C.

         6.3 INVENTORY; RETURNS. Borrower shall keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its account debtors shall follow Borrower's customary practices as they exist at the Closing Date. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims that involve more than Fifty Thousand Dollars ($50,000.00).

         6.4 TAXES. Borrower shall make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments (other than taxes and assessments which Borrower is contesting in good faith, with adequate reserves maintained in accordance with GAAP) and will deliver to Bank, within a reasonable time following demand, appropriate certificates attesting to such payments.

         6.5 INSURANCE. Borrower shall keep its business and the Collateral insured for risks and in amounts, and as Bank may reasonably request. Insurance policies shall be in a form, with companies, and in amounts that are reasonably satisfactory to Bank. All property policies shall have a lender's loss payable endorsement showing Bank as an additional loss payee and all liability policies shall show the Bank as an additional insured and all policies shall provide that the insurer must give Bank at least twenty (20) days notice before canceling its policy. At Bank's request, Borrower shall deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy shall, at Bank's option, be payable to Bank on account of the Obligations. Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy up to $300,000.00, in the aggregate, toward the replacement or repair of destroyed or damaged property; provided that (i) any such replaced or repaired property (a) shall be of equal or like value as the replaced or repaired Collateral and (b) shall be deemed Collateral in which Bank has been granted a first priority security interest and (ii) after the occurrence and during the continuation of an Event of Default all proceeds payable under such casualty policy shall, at the option of the Bank, be payable to Bank on account of the Obligations. If Borrower fails to obtain insurance as required under
Section 6.5 or to pay any amount or furnish any required proof of payment to third persons and the Bank, Bank may make all or part of such payment or obtain such insurance policies required in Section 6.5, and take any action under the policies Bank deems prudent.

         6.6      ACCOUNTS.

                  (a) In order to permit the Bank to monitor the Borrower's financial performance and condition, Borrower, and all Borrower's Subsidiaries, shall maintain Borrower's, and such Subsidiaries', primary depository, operating, and securities accounts with Bank and a portion of the Borrower's and such Subsidiaries' cash or securities in excess of that amount used for Borrower's or such Subsidiaries' operations shall be maintained or administered through the Bank. Any Guarantor shall maintain all depository, operating and securities accounts with Bank.

                  (b) Borrower shall identify to Bank, in writing, any bank or securities account opened by Borrower with any institution other than Bank. In addition, for each such account that the Borrower or Guarantor at any time opens or maintains, Borrower shall, at the Bank's request and option, pursuant to an agreement in form and substance acceptable to the Bank, cause the depositary bank or securities intermediary to agree that such account is the collateral of the Bank pursuant to the terms hereunder. The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Borrower's employees.

         6.7 FURTHER ASSURANCES. Borrower shall execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

         6.8 LOSS; DESTRUCTION; OR DAMAGE. Borrower shall bear the risk of the Financed Equipment being lost, stolen, destroyed, or damaged. If during the term of this Agreement any item of Financed Equipment becomes obsolete or is lost, stolen, destroyed, damaged beyond repair, rendered permanently unfit for use, or seized by a governmental authority for any reason for a period equal to at least the remainder of the term of this Agreement (an "Event of Loss"), then in each case, Borrower:

                  (a) prior to the occurrence of an Event of Default, at Borrower's option, shall (i) pay to Bank on account of the Obligations all accrued interest to the date of the prepayment, plus all outstanding principal, plus the Final

Payment; or (ii) repair or replace any Financed Equipment subject to an Event of Loss provided the repaired or replaced Financed Equipment is of equal or like value to the Financed Equipment subject to an Event of Loss and provided further that Bank has a first priority perfected security interest in such repaired or replaced Financed Equipment.

                  (b) during the continuance of an Event of Default, on or before the next Payment Date following such Event of Loss, for each such item of Financed Equipment subject to such Event of Loss, Borrower shall, at Bank's option, pay to Bank an amount equal to the sum of: (i) all outstanding principal plus accrued interest, (ii) the Final Payment plus (iii) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.

         7        NEGATIVE COVENANTS

         Borrower shall not do any of the following without the Bank's prior written consent which shall not be unreasonably withheld.

         7.1 DISPOSITIONS. Convey, sell, lease, transfer or otherwise dispose of (collectively a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (i) of Inventory in the ordinary course of business; (ii) of exclusive, semi-exclusive and non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; or (iii) of worn-out or obsolete Equipment or Equipment not to exceed One Hundred Thousand Dollars ($100,000.00) per year.

         7.2 CHANGES IN BUSINESS, OWNERSHIP, MANAGEMENT OR BUSINESS LOCATIONS. Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or reasonably related thereto, or have a material change in its ownership (other than by the sale of Borrower's equity securities in a public offering or to venture capital investors so long as Borrower identifies to Bank the venture capital investors prior to the closing of the investment), or in the event there is a change in the Borrower's Chief Executive Officer or Chief Science Officer (except for the initial appointment of such persons). Borrower shall not, without at least thirty (30) days prior written notice to Bank: (i) relocate its chief executive office, or add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than Five Thousand Dollars ($5,000.00) in Borrower's assets or property), or (ii) change its jurisdiction of organization, or (iii) change its organizational structure or type, or (iv) change its legal name, or (v) change any organizational number (if any) assigned by its jurisdiction of organization.

         7.3 MERGERS OR ACQUISITIONS. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

         7.4 INDEBTEDNESS. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

         7.5 ENCUMBRANCE. Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted herein. The Collateral may also be subject to Permitted Liens.

         7.6 DISTRIBUTIONS; INVESTMENTS. (i) Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so; or (ii) pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock, except for repurchases of stock from former employees, consultants, or directors of Borrower under the terms of applicable repurchase agreements in an aggregate amount not to exceed One Hundred Thousand Dollars ($100,000.00) in the aggregate in any fiscal year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases.

         7.7 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

         7.8 SUBORDINATED DEBT. Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt, without Bank's prior written consent.

         7.9 COMPLIANCE. Become an "investment company" or a company controlled by an "investment company", under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

         8        EVENTS OF DEFAULT

         Any one of the following is an Event of Default:

         8.1 PAYMENT DEFAULT. Borrower fails to pay any of the Obligations within three (3) Business Days after their due date. During the additional period the failure to cure the default is not an Event of Default (but no Credit Extension shall be made during the cure period);

         8.2 COVENANT DEFAULT. Borrower fails or neglects to perform any obligation in Section 6 or violates any covenant in Section 7 or fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant or agreement contained in this Agreement, any Loan Documents, or in any present or future agreement between Borrower and Bank and as to any default under such other material term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within fifteen
(15) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the fifteen (15) day period or cannot after diligent attempts by Borrower be cured within such fifteen (15) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period). Grace periods provided under this section shall not apply, among other things, to financial covenants or any other covenants that are required to be satisfied, completed or tested by a date certain.

         8.3      MATERIAL ADVERSE CHANGE. A Material Adverse Change occurs;

         8.4 ATTACHMENT. (i) Any material portion of Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in fifteen (15) days; (ii) the service of process upon the Borrower seeking to attach, by trustee or similar process, any funds of the Borrower on deposit with the Bank; (iii) Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business; (iv) a judgment or other claim in excess of Two Hundred Thousand Dollars ($200,000.00) in the aggregate becomes a Lien on a material portion of Borrower's assets; or (v) a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within ten (10) days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions shall be made during the cure period);

         8.5 INSOLVENCY. (i) Borrower becomes insolvent; (ii) Borrower begins an Insolvency Proceeding; or (iii) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within thirty (30) days (but no Credit Extensions shall be made before any Insolvency Proceeding is dismissed);

         8.6 OTHER AGREEMENTS. If there is a default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, which results in the acceleration of the maturity of any Indebtedness in an amount in excess of Two Hundred Thousand Dollars ($200,000) or that could reasonably be expected to result in a Material Adverse Change;

         8.7 JUDGMENTS. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least Two Hundred Thousand Dollars ($200,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of thirty (30) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment);

         8.8 MISREPRESENTATIONS. If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document.

         9        BANK'S RIGHTS AND REMEDIES

         9.1 RIGHTS AND REMEDIES. When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

                  (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by
         Bank);

                  (b) Stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

                  (c) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable and notify any Person owing Borrower money of Bank's security interest in such funds and verify the amount of such account. Borrower shall collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit;

                  (d) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower shall assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

                  (e) Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

                  (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower's labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section, Borrower's rights under all licenses and all franchise agreements inure to Bank's benefit; and

                  (g)      Dispose of the Collateral according to the Code.

         9.2 POWER OF ATTORNEY. Borrower hereby irrevocably appoints Bank as its lawful attorney-in-fact, to be effective upon the occurrence and during the continuance of an Event of Default, to: (i) endorse Borrower's name on any checks or other forms of payment or security; (ii) sign Borrower's name on any invoice or bill of lading for any Account or drafts against account debtors;
(iii) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; (iv) make, settle, and adjust all claims under Borrower's insurance policies; and (v) transfer the Collateral into the name of Bank or a third party as the Code permits. Borrower hereby appoints Bank as its lawful attorney-in-fact to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and Bank is under no further obligation to make Credit Extensions hereunder. Bank's foregoing appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions terminates.

         9.3 ACCOUNTS NOTIFICATION/COLLECTION. In the event that an Event of Default occurs and is continuing, Bank may notify any Person owing Borrower money of Bank's security interest in the funds and verify and/or collect the amount of the Account. After the occurrence of an Event of Default, any amounts received by Borrower shall be held in trust by Borrower for Bank, and, if requested by Bank, Borrower shall immediately deliver such receipts to Bank in the form received from the account debtor, with proper endorsements for deposit.

         9.4 BANK EXPENSES. Any amounts paid by Bank as provided herein are Bank Expenses and are immediately due and payable, and shall bear interest at the then applicable rate and be secured by the Collateral. No payments by Bank shall be deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

         9.5 BANK'S LIABILITY FOR COLLATERAL. So long as the Bank complies with reasonable banking practices regarding the safekeeping of collateral, the Bank shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Borrower bears all risk of loss, damage or destruction of the Collateral.

         9.6 REMEDIES CUMULATIVE. Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver hereunder shall be effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

         9.7 DEMAND WAIVER. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

         10       NOTICES

         All notices or demands by any party to this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile at the addresses listed below. Either Bank or Borrower may change its notice address by giving the other written notice.

                  If to Borrower: Alnylam Pharmaceuticals, Inc.
                                  790 Memorial Drive, Suite 202
                                  Cambridge, Massachusetts 02139
                                  Attn: John Conley
                                  Fax:(617)252-0011

                  with a copy to: Mintz, Levin, Cohn, Ferris, Glovsky and Popeo,
                                  P.C. One Financial Center
                                  Boston, Massachusetts 02111
                                  Attn: Jeffrey M. Wiesen, Esquire
                                  Fax: (617)542-2241

                  If to Bank:     Silicon Valley Bank
                                  One Newton Executive Park, Suite 200
                                  2221 Washington Street
                                  Newton, Massachusetts 02462
                                  Attn: Michael Hanewich
                                  Fax: (617)969-395

                  with a copy to: Riemer & Braunstein LLP
                                  Three Center Plaza
                                  Boston, Massachusetts 02108
                                  Attn: David A. Ephraim, Esquire
                                  FAX: (617) 880-3456

         11       CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

         Massachusetts law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Massachusetts; provided, however, that if for any reason Bank cannot avail itself of such courts in the Commonwealth of Massachusetts, Borrower accepts jurisdiction of the courts and venue in Santa Clara County, California. NOTWITHSTANDING THE FOREGOING, THE BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE THE BANK'S RIGHTS AGAINST THE BORROWER OR ITS PROPERTY.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

         12       GENERAL PROVISIONS

         12.1 SUCCESSORS AND ASSIGNS. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or Obligations under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement, the Loan Documents or any related agreement.

         12.2 INDEMNIFICATION. Borrower hereby indemnifies, defends and holds the Bank and its officers, employees and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys' fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

         12.3 RIGHT OF SET-OFF. Borrower hereby grants to Bank, a lien, security interest and right of setoff as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of the Bank or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

         12.4 TIME OF ESSENCE. Time is of the essence for the performance of all Obligations in this Agreement.

         12.5 SEVERABILITY OF PROVISION. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

         12.6 AMENDMENTS IN WRITING; INTEGRATION. All amendments to this Agreement must be in writing signed by both Bank and Borrower. This Agreement and the Loan Documents represent the entire agreement about this subject matter, and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

         12.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

         12.8 SURVIVAL. All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligation of Borrower in Section 12.2 to indemnify Bank shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

         12.9 CONFIDENTIALITY. In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (i) to Bank's subsidiaries or affiliates in connection with their business with Borrower; (ii) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, Bank shall use commercially reasonable efforts in obtaining such prospective transferee's or purchaser's agreement to the terms of this provision); (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank's examination or audit; and (v) as Bank considers appropriate in exercising remedies under this Agreement. Confidential information does not include information that either:
(a) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

         13       DEFINITIONS

         13.1     DEFINITIONS. In this Agreement:

         "ACCOUNTS" are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower's Books relating to any of the foregoing, as such definition may be amended from time to time according to the Code.

         "AFFILIATE" a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

         "BANK EXPENSES" are all reasonable audit fees and expenses and reasonable costs or expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

         "BASIC RATE" is, as of the Funding Date the per annum rate of interest (based on a year of 360 days) equal to the Bank's Prime Rate plus one-quarter of one percent (0.25%).

         "BORROWER'S BOOKS" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

         "BUSINESS DAY" is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

         "CLOSING DATE" is the date of this Agreement.

         "CODE" is the Uniform Commercial Code as adopted in Massachusetts, as amended and as may be amended and in effect from time to time.

         "COLLATERAL" is any and all properties, rights and assets of the Borrower granted by the Borrower to Bank, now, or in the future, in which the Borrower obtains an interest, or the power to transfer rights, including, without limitation, the property described on EXHIBIT A.

         "COMMITMENT TERMINATION DATE" shall be July 31, 2003, which shall be extended until April 30, 2004 provided that for periods after July 31, 2003: (i) Equipment Advances in the aggregate shall not exceed One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00); (ii) for each Equipment Advance, Borrower has satisfied the Remaining Months Liquidity Event; and (iii) there is no then existing Event of Default.

         "CONTINGENT OBLIGATION" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

         "CREDIT EXTENSION" is each Equipment Advance or any other extension of credit by Bank for Borrower's benefit.

         "ELIGIBLE EQUIPMENT" is (a) general purpose computer equipment, office equipment, test and laboratory equipment, furnishings, subject to the limitations set forth herein, and (b) Other Equipment that complies with all of Borrower's representations and warranties to Bank and which is acceptable to Bank in all respects.

         "EQUIPMENT" is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

         "EQUIPMENT ADVANCE" is defined in Section 2.1.1.

         "EQUIPMENT LINE" is an Equipment Advance or Equipment Advances of up to Two Million Five Hundred Thousand Dollars ($ 2,500,00.00).

         "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

         "EVENT OF LOSS" is defined in Section 6.8.

         "FINAL PAYMENT" is a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) due on the Maturity Date for such Equipment Advance equal to the Loan Amount for such Equipment Advance multiplied by the Final Payment Percentage.

         "FINAL PAYMENT PERCENTAGE" is, for each Equipment Advance, eight percent (8.0%).

         "FINANCED EQUIPMENT" is all present and future Eligible Equipment in which Borrower has any interest, the purchase of which is financed by an Equipment Advance.

         "FUNDING DATE" is any date on which an Equipment Advance is made to or on account of Borrower.

         "GAAP" is generally accepted accounting principles.

         "GUARANTOR" is any present or future guarantor of the Obligations.

         "INDEBTEDNESS" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

         "INITIAL ADVANCE" is defined in Section 2.1.1(a).

         "INSOLVENCY PROCEEDING" is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

         "INTELLECTUAL PROPERTY" is any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, now owned or later acquired; any patents, trademarks (registered and unregistered), service marks and applications therefor (registered and unregistered); any trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, now owned or hereafter acquired.

         "INVENTORY" is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

         "INVESTMENT" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

         "LIEN" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

         "LOAN AMOUNT" in respect of each Equipment Advance is the original principal amount of such Equipment Advance.

         "LOAN DOCUMENTS" are, collectively, this Agreement, any note, or notes or guaranties executed by Borrower or Guarantor, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

         "LOAN SUPPLEMENT" is defined in Section 2.1.1(b) and attached as EXHIBIT B.

         "MATERIAL ADVERSE CHANGE" is: (i) A material impairment in the perfection or priority of Bank's security interest in the Collateral or in the value of such Collateral; (ii) a material adverse change in the business, operations, or financial condition of the Borrower; or (iii) a material impairment of the prospect of repayment of any portion of the Obligations.

         "MATURITY DATE" is, with respect to each Equipment Advance, the last day of the Repayment Period for such Equipment Advance, or if earlier, the date of prepayment or the date of acceleration of such Equipment Advance by Bank following an Event of Default.

         "OBLIGATIONS" are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including letters of credit, cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

         "ORIGINAL STATED COST" is (i), the original cost to the Borrower of the item of new Eligible Equipment net of any and all freight, installation, tax, or
(ii) the fair market value assigned to such item of used Eligible Equipment by mutual agreement of Borrower and Bank at the time of making of the Equipment Advance.

         "OTHER EQUIPMENT" is leasehold improvements, transferable software licenses, and other similar property and soft costs approved by the Bank, including sales tax, freight and installation expenses. Unless otherwise agreed to by Bank, not more than 25% of the proceeds of the Equipment Line shall be used to finance Other Equipment.

         "PAYMENT DATE" is defined in Section 2.2(a).

         "PERMITTED INDEBTEDNESS" is:

                  (a) Borrower's indebtedness to Bank under this Agreement or the Loan Documents;

                  (b) Indebtedness existing on the Closing Date and shown on the Perfection Certificate;

                  (c)      Subordinated Debt;

                  (d) Indebtedness to trade creditors incurred in the ordinary course of business; and

                  (e)      Indebtedness secured by Permitted Liens; and

                  (f) Extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (e) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

         "PERMITTED INVESTMENTS" are:

                  (a) Investments shown on the Perfection Certificate and existing on the Closing Date;

                  (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any state maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., (iii) Bank's certificates of deposit issued maturing no more than 1 year after issue, (iv) any other investments administered through the Bank;

                  (c) Investments in accordance with the Borrower's Investment Policy, attached hereto as EXHIBIT D, approved by the Board of Directors and reviewed and accepted by the Bank in writing (such Investments shall not include any investments in the Subsidiaries of the Borrower); and

                  (d) Investments for joint ventures and strategic alliances in an amount not to exceed One Million Five Hundred Thousand Dollars ($1,500,000.00) in the aggregate.

         "PERMITTED LIENS" are:

                  (a) Liens existing on the Closing Date and shown on the Perfection Certificate or arising under this Agreement or other Loan Documents;

                  (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank's security interests;

                  (c) Purchase money Liens and equipment leases in an amount not to exceed Three Hundred Thousand Dollars ($300,000.00) in the aggregate, during any fiscal year: (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment, or (ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;

                  (d) Leases or subleases and non-exclusive licenses or sublicenses granted in the ordinary course of Borrower's business, if the leases, subleases, licenses and sublicenses permit granting Bank a security interest; and

                  (e) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (d), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

         "PERSON" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

         "PRIME RATE" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

         "REMAINING MONTHS LIQUIDITY EVENT" on or after July 31, 2003, confirmation by the Bank that the Borrower maintains, as of the date of each Equipment Advance request, at least nine months of Liquidity. As used herein "Liquidity" is defined as unrestricted cash (including all unrestricted cash held by the Bank) divided by the most recent month-end net loss.

         "REPAYMENT PERIOD" as to each Equipment Advance, is a period of time equal to forty-two (42) consecutive months commencing on the first Business Day of the month following the month in which the Funding Date occurs (or commencing on the Funding Date if the Funding Date is the first Business Day of the month).

         "RESPONSIBLE OFFICER" is each of the Chief Executive Officer, President, and Chief Financial Officer.

         "SCHEDULED PAYMENT" is defined in Section 2.2(a).

         "SUBORDINATED DEBT" is debt incurred by Borrower subordinated to Borrower's debt to Bank (pursuant to a subordination agreement entered into between the Bank, the Borrower and the subordinated creditor), on terms acceptable to Bank.

         "SUBSIDIARY" is any Person, corporation, partnership, limited liability company, joint venture, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first above written.

BORROWER:

ALNYLAM PHARMACEUTICALS, INC.

By /s/ John G Conley
   -----------------------------
Name: JOHN G CONLEY

Title: VP - STRATEGY & FINANCE

BANK:

SILICON VALLEY BANK, d/b/a
SILICON VALLEY EAST

SILICON VALLEY BANK

By /s/ Douglas Makay
   -----------------------------
Name: DOUGLAS MAKAY

Title: Vice President

SILICON VALLEY BANK

By /s/ Michelle Giannini
   ----------------------------------
Name: MICHELLE GIANNINI

Title: AVP
       -----------------------------------------
       (Signed in Santa Clara County, California)

                                   EXHIBIT A

     The Collateral consists of all right, title and interest of Borrower in and to the following:

     All goods, equipment, inventory, contract rights or rights to payment of money, license agreements, franchise agreement, general intangibles (including, payment intangibles), accounts (including health-care receivables), documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities, and all other investment property supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

     All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitution for, additions, attachments, accessories, accessories and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

     The Collateral does not include:

     Any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, now owned or later acquired; any patents, trademarks (registered and unregistered), service marks and applications therefor (registered and unregistered); any trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, now owned or hereafter acquired. Notwithstanding the foregoing, the Collateral shall include all accounts, license and royalty fees and other revenues, proceeds, or income arising out of or relating to any of the foregoing intellectual property. To the extent a court of competent jurisdiction holds that a security interest in any Intellectual Property is necessary to have a security interest in any accounts, license and royalty fees and other revenues, proceeds, or income arising out of or relating to any of the foregoing Intellectual Property, then the Collateral shall, effective as of the Closing Date, include the Intellectual Property, to the extent necessary to permit perfection of the Bank's security interest in such accounts, license and royalty fees and other revenues, proceeds, or income arising out of or relating to any of the Intellectual Property.

                                   EXHIBIT B


                       FORM OF LOAN AGREEMENT SUPPLEMENT

                        LOAN AGREEMENT SUPPLEMENT No.[ ]

     LOAN AGREEMENT SUPPLEMENT No. [ ], dated _________, 200_ ("Supplement"), to the Loan and Security Agreement dated as of ________,2002 (the "Loan Agreement) by and between the undersigned Alnylam Pharmaceuticals, Inc. ("Borrower"), and Silicon Valley Bank ("Bank").

     Capitalized terms used herein but not otherwise defined herein are used with the respective meanings given to such terms in the Loan Agreement.

To secure the prompt payment by Borrower of all amounts from time to time outstanding under the Loan Agreement, and the performance by Borrower of all the terms contained in the Loan Agreement, Borrower grants Bank, a first priority security interest in each item of equipment and other property described in Annex A hereto, which equipment and other property shall be deemed to be additional Financed Equipment and Collateral. The Loan Agreement is hereby incorporated by reference herein and is hereby ratified, approved and confirmed. Annex A (Equipment Schedule) and Annex B (Loan Terms Schedule) are attached hereto. The Proceeds of the Loan should be transferred to Borrower's account with Bank set forth below:

        Bank Name:   Silicon Valley Bank
        Account No.: ___________________


Borrower hereby certifies that (a) the foregoing information is true and correct and authorizes Bank to endorse in its respective books and records, the Basic Rate applicable to the Funding Date of the Loan contemplated in this Loan Agreement Supplement and the principal amount set forth in the Loan Terms Schedule; (b) the representations and warranties made by Borrower in the Loan Agreement are true and correct on the date hereof and shall be true and correct on such Funding Date. No Event of Default has occurred and is continuing under the Loan Agreement. This Supplement may be executed by Borrower and Bank in separate counterparts, each of which when so executed and delivered shall be and original, but all such counterparts shall together constitute but one and the same instrument.

     This Supplement is delivered as of this day and year first above written.


SILICON VALLEY BANK                          ALNYLAM PHARMACEUTICALS, INC.


By:                                  By:
   ______________________________       ______________________________

   Name:                                Name:
        _________________________            _________________________

   Title:                               Title:
        _________________________            _________________________

Annex A - Description of Financed Equipment
Annex B - Loan Terms Schedule

                              ANNEX A TO EXHIBIT B

     The Financed Equipment being financed with the Equipment Advance which this Loan Agreement Supplement is being executed is listed below. Upon the funding of such Equipment Advance, this schedule automatically shall be deemed to be a part of the Collateral.


     Description of Equipment      Make      Model       Serial #       Invoice#

                              ANNEX B TO EXHIBIT B

                           LOAN TERMS SCHEDULE #_____

Loan Funding Date: ________________, 200_

Original Loan Amount: $2,500,000.00

Basic Rate: _____%

Scheduled Payment Dates and Amounts*:

     One (1) payment of $____ due _______________
     _______ payment of $____ due monthly in advance from ______ through ______. One (1) payment of $____ due _______________

Maturity Date: ___________

Final Payment: An additional amount equal to the Final Payment Percentage multiplied by the Loan Amount, shall be paid on the Maturity Date with respect to such Loan.

Payment No.    Payment Date

 1
 2
 3
 4
....
 35
[36]
....

*/ The amount of each Scheduled Payment shall change as the Loan Amount changes.

                                   EXHIBIT C
                             COMPLIANCE CERTIFICATE

TO:  SILICON VALLEY BANK

FROM: ALNYLAM PHARMACEUTICALS, INC.

     The undersigned authorized officer of Alnylam Pharmaceuticals, Inc. certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending ______________ with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

     PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES"
COLUMN.

     REPORTING COVENANT       REQUIRED                     COMPLIES
     ------------------       --------                     --------
     Monthly financial        Monthly within 30 days       Yes   No
     statements with CC       FYE within 180 days          Yes   No
     Annual (CPA Audited)     (for the FYE 2002 and
                              within 120 days for each
                              FYE thereafter)

COMMENTS REGARDING EXCEPTIONS: See Attached.
                                                       BANK USE ONLY
Sincerely,
                                              Received by: ___________________
_________________                                          AUTHORIZED SIGNER
SIGNATURE
                                              Date: __________________________
_________________
TITLE
                                              Verified: ______________________
_________________                                          AUTHORIZED SIGNER
DATE
                                              Date: __________________________

                                   EXHIBIT D

                         ALNYLAM PHARMACEUTICALS, INC.

                          INVESTMENT POLICY GUIDELINES

The Company's cash shall be invested solely in securities which are:

     (1) Fixed-income securities issued by the U.S. Treasury or an agency of the U.S. government or the principal and interest of which are fully-guaranteed by the U.S. government, with a maturity of one year or less.

     (2) Repurchase agreements in which the counterparty is an FDIC-insured bank and which are collateralized to the extent of 102% of the repurchase price by securities issued by the U.S. Treasury, with a maturity of one year or less.

     (3) Certificates of deposit issued by an FDIC-insured bank that has equity capital of at least $1 billion according to its most recently published, audited balance sheet.

     (4) Fixed-income, dollar-denominated securities issued by U.S. corporations if the securities carry the highest rating for creditworthiness from Standard & Poor's or Moody's.

     (5) Registered, open-end investment companies (commonly known as "mutual funds") the portfolio investments of which are limited to securities of the type described in items (1)-(4).

Individual securities shall be held in custody at an FDIC-insured bank or a broker-dealer that is a member of the New York Stock Exchange. Any agreement with a custodian bank or broker-dealer shall provide that the Company's cash and securities held may be withdrawn or transferred from its account(s) only upon the written instructions of the Company's chief financial officer and chief executive officer.

The Company's portfolio shall have a weighted-average maturity of approximately six months.

It shall be the responsibility of the Company's chief financial officer to manage the Company's investments in accordance with the preceding policy and in accordance with the Company's anticipated cash needs.


                                      ***